EXETER FUND, INC.
                               RESTATED SCHEDULE A
                                  FEE SCHEDULE
                             DATED NOVEMBER 16, 2001

     The following is a restatement to the existing Investment Advisory Agreement fee schedule between the Exeter Fund, Inc. (formerly known as the Manning & Napier Fund, Inc.) and Manning & Napier Advisors, Inc.:


SERIES                                                                PERCENTAGE
------                                                                ----------
Small Cap Series                                                      1.00%
Technology Series                                                     1.00%
Commodity Series                                                      1.00%
High Yield Bond Series                                                1.00%
          (formerly Financial Services Series)
International Series                                                  1.00%
Life Sciences Series                                                  1.00%
Global Fixed Income Series                                            1.00%
Blended Asset Series I                                                1.00%
Blended Asset Series II                                               1.00%
World Opportunities Series                                            1.00%
(formerly World Opportunities Fund)
Tax Managed Series                                                    1.00%
Maximum Horizon Series                                                1.00%
          (formerly Blended Assets Growth Plus Series)
New York Tax Exempt Series                                            0.50%
Ohio Tax Exempt Series                                                0.50%
Diversified Tax Exempt Series                                         0.50%
Defensive Series                                                      0.80%
          (formerly Blended Assets Defensive Series)
PureMark Series                                                       0.50%
          (formerly Socially Responsible Series)